SYNTEX CORPORATION
                   Proxy for Special Meeting of Stockholders
                               October 28, 1994
                 Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Mr. Peter R. Douglas, Dr. Felix Amrein, and Mr. Phillip R. Mills, or any of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock of Syntex Corporation (the "Corporation") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Corporation to be held on Friday, October 28, 1994 and at any postponements or adjournments thereof, upon any and all matters which may properly be brought before said meeting or any postponements or adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

  This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted FOR Item 1.

The Board of Directors recommends a vote FOR approval of the Acquisition Agreement and Plan of Merger.

 1. Approval and Adoption of the         [ ] FOR  [ ] AGAINST [ ] ABSTAIN
    Acquisition Agreement and Plan
    of Merger dated as of May 1,
    1994 between Roche Capital
    Corporation, Roche (Panama)
    Corporation and Syntex
    Corporation.

______________________________________________________________________________

                (Continued and to be SIGNED on the other side)
______________________________________________________________________________

2. In their discretion on such other business as may properly come before the meeting.

					       Dated _______________________
					       Please sign your name exactly
					       as it appears hereon.  In the
					       case of joint owners, each
					       should sign. If signing as
					       executor, trustee, guardian
					       or in any other representative
					       capacity or as an officer of a
					       corporation, please indicate
					       your full title as such.


					       _____________________________
					       Signature(s) of Stockholder(s)


Please sign, date and mail this proxy in the enclosed envelope. No postage is required for mailing in the United States.